THIS AGREEMENT made effective the 1st day of April, 2005.

BETWEEN:

Banyan Corporation, a company incorporated under the laws of the State of Oregon

(hereinafter referred to as "Banyan")

OF THE FIRST PART

AND:

Cory H. Gelmon, Businessman, of the City of Calgary, in the Province of Alberta, Canada

(hereinafter referred to as "Gelmon")

OF THE SECOND PART

AMENDING AGREEMENT
RE: MANAGEMENT AGREEMENT

WHEREAS the parties hereto have entered a Management Agreement (the “Agreement”), dated May 7th, 2001;

AND WHEREAS the parties hereto have, by various extensions, extended the Agreement to March 31st, 2005;

AND WHEREAS the parties hereto are desirous of amending certain provisions contained in the Agreement, as agreed to herein;

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties agree as follows:

1.	To amend Article 7 of the Agreement as follows:

	(i)	Provision (a.) to be amended to $210,000 per annum from $120,000 per annum (as previously amended);

	(ii)	Provision (b) to be replaced with the following:

b.
2,000,000 options for Class A Common Shares in the Corporation at the strike price of 18¢ per share (the “Options”). The Options will vest with Gelmon immediately upon execution of this Amending Agreement: The Options will be exercisable for 5 years from the date of vesting. The Corporation agrees to register the Options immediately upon the vesting thereof, or as soon as practicable thereafter. The Class of Common Shares as referred to herein is intended to be the publicly traded class of shares currently available in the "over the counter" market.

	(iii)	Provision (d.) to be amended to $1,000 per month from $500 per month;

	(iv)	To insert provision (e.) which shall read as follows:

“a bonus payable in an amount equal to 5% of the net income of the Corporations wholly owned subsidiary, Diagnostic USA, Inc., payable annually upon completion of the Corporations audited statements, or at such other time as determined by the Board of Directors of the Corporation”

2.	To amend Article 8 of the Agreement as follows:

By deleting (a) and replacing it with the following:

(a) This agreement shall commence on the date first above written and shall expire on the 31st day of March, 2008.

3.	All other provisions of the Agreement remain in full force and effect.

                       IN WITNESS WHEREOF the parties hereto have hereunto executed the within Agreement as of the 1st day of April, 2005 by their duly authorized signing authorities on their behalf.

Banyan Corporation

Per:	/s/ Banyan Corporation	(c/s)

/s/ Cory Gelmon
Cory Gelmon